Exhibit B-96



                      AMENDED AND RESTATED

               LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                    STRATEGIC ENERGY, L.L.C.

                                A

               DELAWARE LIMITED LIABILITY COMPANY

                     DATED DECEMBER 31, 1999
                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1
THE LIMITED LIABILITY COMPANY                                   1
          1.1  Formation of Limited Liability Company.          1
          1.2  Registered Office and Agent.                     1
          1.3  Purpose.                                         2
          1.4  Principal Place of Business.                     2
          1.5  Property.                                        2
          1.6  No State Law Partnership.                        2
          1.7  Limited Authority of Members.                    2

ARTICLE 2
DEFINITIONS                                                     2
          2.1  Definitions.                                     2
               (a)  "Affiliate"                                 2
               (b)  "Capital Account"                           3
               (c)  "Capital Contribution" or "Capital
                    Contributions"                              3
               (d)  "Code"                                      4
               (e)  "Economic Interest"                         4
               (f)  "Economic Interest Owner"                   4
               (g)  "Gross Asset Value"                         4
               (h)  "Management Committee"                      5
               (i)  "Member"                                    5
               (j)  "Net Profits" and "Net Losses"              5
               (k)  "Operating Costs"                           6
               (l)  [omitted]                                   6
               (m)  "Person"                                    6
               (n)  "Proceeds"                                  6
               (o)  "Regulations"                               6
               (p)  "Subsidiary"                                6
               (q)  "Unit"                                      6
               (r)  "Voting Interest"                           7
          2.2  Other Definitional Provisions.                   7

ARTICLE 3
MANAGEMENT                                                      7
          3.1  Management Committee.                            7
          3.2  Transactions with Members and Affiliates.        8
          3.3  Chairman and Other Officers.                     8
          3.4  Meetings.                                        8
          3.5  Quorum.                                          9
          3.6  Voting.                                          9
          3.7  Action Without A Meeting.                        9
          3.8  Telephone Meetings.                              9
          3.9  Waiver of Notice.                                9
          3.10 Salary and Expenses.                             9
          3.11 Operating Budgets.                               9
          3.12 Matters Requiring Unanimous Approval of the
               Management Committee.                           10
          3.13 Powers of the Management Committee.             10
          3.14 Duties of Chief Executive Officer.              11
          3.15 Removal or Resignation of Chief
               Executive Officer.                              12
          3.16 Compensation of Chief Executive Officer.        13
          3.17 Restrictions on the Members.                    13

ARTICLE 4
RIGHTS AND OBLIGATIONS OF MEMBERS                              13
          4.1  Limitation of Liability.                        13
          4.2  Company Liabilities.                            13
          4.3  Priority and Return of Capital.                 13
          4.4  Liability of a Member or Economic Interest
               Owner to the Company.                           13
          4.5  Independent Activities.                         13

ARTICLE 5
MEETINGS OF MEMBERS                                            14
          5.1  Annual Meeting.                                 14

ARTICLE 6
CAPITAL CONTRIBUTIONS                                          14
          6.1  Initial Capital Contributions.                  14
          6.2  Additional Capital Contributions.               14
          6.3  Capital Accounts of Members.                    14
          6.4  Interest and Other Amounts.                     14
          6.5  Amendment of Documents.                         14
          6.6  Withdrawal of Capital Contribution.             15
          6.7  Loans of Members.                               15

ARTICLE 7
ALLOCATIONS                                                    15
          7.1  Net Profits and Net Losses.                     15

ARTICLE 8
ACCOUNTING. DISTRIBUTIONS AND TAXES                            15
          8.1  Distribution of Cash.                           15
          8.2  Accounting.                                     15

ARTICLE 9
TERM. TERMINATION. AND DISTRIBUTION UPON LIQUIDATION           16
          9.1  Term.                                           16
          9.2  Events of Dissolution.                          16
          9.3  Cessation of Business.                          17
          9.4  Winding Up, Liquidation and Distribution
               of Assets.                                      17
          9.5  Certificate of Cancellation.                    17
          9.6  Return of Contribution Nonrecourse to Other
          Members.                                             18

ARTICLE 10
MISCELLANEOUS PROVISIONS                                       18
          10.1 Waiver of Right of Partition.                   18
          10.2 Notices.                                        18
          10.3 Governing Law.                                  18
          10.4 Entire Agreement.                               18
          10.5 Binding Agreement.                              18
          10.6 Interpretation.                                 19
          10.7 Severability.                                   19
          10.8 Waiver.                                         19
          10.9 Equitable Remedies.                             19
          10.10 Attorney's Fees.                               19
          10.11 Counterparts.                                  20
          10.12 Saving Clause.                                 20
          10.13 Further Documentation.                         20
          10.14 Incorporation of Recitals.                     20
          10.15 Indemnification.                               20

EXHIBIT A                                                      23


                      AMENDED AND RESTATED
              LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                    STRATEGIC ENERGY, L.L.C.

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ("LLC Agreement"), is made and entered into this 31st day of December, 1999, by and between Custom Energy Holdings, a Delaware limited liability company ("CE" or the "Member") and Strategic Energy, L.L.C., a Delaware limited liability company ("Company")

     WHEREAS, KLT Energy Services, Inc., a Missouri corporation ("KLT"), Environmental Lighting Concepts, Inc. a Minnesota corporation ("ELC"), MTB Energy, Inc., a Missouri corporation ("MTB") and SE Holdings, L.L.C., a Delaware limited liability company ("Holdings") own all of the outstanding interests of CE;

     WHEREAS, CE now holds all of the issued and outstanding interests of the Company, and

     WHEREAS, the Company and CE wish to adopt this LLC
Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           ARTICLE 1
                  THE LIMITED LIABILITY COMPANY


     1.1 Formation of Limited Liability Company. The Certificate of Formation of Strategic Energy, L.L.C. (the "Company") was filed in the office of the Secretary of State of Delaware pursuant to the Delaware Act on the 24th day of September, 1998 and is hereby ratified by the Members.

     1.2   Registered Office and Agent. The address of the
Company's registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805, or any other or additional place or places as the Members may determine from time to time, and the registered agent at such office is The
Corporation Service Company.

     In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Management Committee shall promptly designate a replacement registered agent or registered office as the case may be, and make the appropriate filings with the secretary of state. If the Management Committee shall fail to designate a replacement registered agent or registered office, as the case may be, then any one Member may designate a replacement registered agent or registered office and make the appropriate filings in the Office of the Secretary of State of Delaware.

     1.3 Purpose. The purpose and business of the Company shall be to provide power supply coordination services, direct power and gas, and competitive power purchasing strategies to commercial and industrial customers, and to invest in business ventures which undertake such activities, and to do all other things which are reasonably incidental to the foregoing. The Company may transact any or all other lawful business for which a limited liability company may be organized under the Delaware Act upon the affirmative vote or consent of the Management Committee of the Company specifically authorizing any such other lawful business.

     1.4 Principal Place of Business. The principal place of business of the Company shall be Two Gateway Center, Ninth Floor, Pittsburgh, PA 15220, or at such other place or places within or without the State of Delaware as the Management Committee may designate from time to time.

     1.5 Property. All assets, including real and personal property owned and held by the Company shall be owned by the Company in the name of the Company and no Member or Economic Interest Owner shall have any ownership interest in such property in its individual name or right. Each Member's or Economic Interest Owner's interest in the Company shall be personal property for all purposes. Any deed, bill of sale, mortgage, lease, contract of sale or other instrument purporting to convey or encumber any interest in the property of the Company shall be signed only as authorized by the affirmative vote or consent of the Management Committee as provided herein.

     1.6 No State Law Partnership. The Members have formed the Company under the Delaware Act, and intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, that no Member shall be a partner of, or a joint venturer with, any other Member for any purpose, other than for United States federal and state tax purposes, and that this Agreement shall not be construed to suggest otherwise.

     1.7 Limited Authority of Members. No Member shall have any authority to bind the Company as to any matter except as expressly provided herein.

                           ARTICLE 2
                          DEFINITIONS

     2.1  Definitions. As used in this LLC Agreement:

          (a) "Affiliate" means, when used with reference to a specified Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such specified Person, (ii) any Person owning or controlling 10 percent or more of the outstanding voting securities of such specified Person, and (iii) any officer, director or partner of such specified Person or of any Person specified in (i) or (ii) above. The term "Affiliate" shall not include any Person providing legal, accounting or other professional services to the Company solely on account of providing such services.

          (b) "Capital Account" means, with respect to any Member or Economic Interest Owner, the Capital Account maintained for such Person in accordance with the following provisions:

               (i) To each Person's Capital Account there shall be credited such Member's or Economic Interest Owner's Capital Contributions, such Member's or Economic Interest Owner's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Article 7 hereof, and the amount of any Company liabilities assumed by such Member or Economic Interest Owner or which are secured by any Property distributed to such Member or Economic Interest Owner.

               (ii) To each Member's or Economic Interest Owner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Member or Economic Interest Owner pursuant to any provision of this LLC Agreement, such Member's or Economic Interest Owner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to
Article 7 hereof, and the amount of any liabilities of such Member or Economic Interest Owner assumed by the Company or which are secured by any property contributed by such Member or Economic Interest Owner to the Company.

               (iii) In the event any interest in the Company is transferred in accordance with the terms of this LLC
Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

               (iv)      In determining the amount of any
liability for purposes of Sections 2.l(b)(i) and 2.l(b)(ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

     The foregoing provisions and the other provisions of this LLC Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations, assuming that such regulations applied to the Company.

          (c) "Capital Contribution" or "Capital Contributions" means, with respect to any Member or Economic Interest Owner, the amount of money and the Gross Asset Value of any property (other than money) contributed to the Company with respect to the Percentage Interest held by such Member or Economic Interest Owner pursuant to the terms of this LLC Agreement. The initial Capital Contributions of the Members are set forth on Exhibit A hereto, which is incorporated herein by this reference.

          (d)  "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time (or any corresponding provisions of succeeding law).

          (e) "Economic Interest" shall mean the ownership interest of a Person in the Company's Net Profits, Net Losses and the distribution of Net Profits and/or the Company's assets pursuant to this LLC Agreement and the Delaware Act, but shall not include any right to vote on, consent to or otherwise participate in any decision of the Members in the management of the Company, nor any right to appoint a representative of the Management Committee.

          (f) "Economic Interest Owner" shall mean any Person who owns an Economic Interest, but is not a Member.

          (g) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes
(reduced by the amount of any liabilities that are liens on such asset), except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Member or Economic Interest Owner to the Company shall be the gross fair market value of such asset, as determined by the contributing Member or Economic Interest Owner and all of the remaining Members;

               (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member or Economic Interest Owner in exchange for more than a de minimis Capital Contribution; and (B) the distribution by the Company to a Member or Economic Interest Owner of more than a de minimis amount of property as consideration for an interest in the Company.

               (iii) The Gross Asset Value of any Company asset distributed to any Member or Economic Interest Owner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Management Committee;

               (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 2.1(g)(iv) to the extent the Management Committee determine that an adjustment pursuant to Section 2.1(g)(ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 2.1(g)(iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 2.l(g)(i), Section 2.1(g)(ii), or
Section 2.l(g)(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation or amortization taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

          (h) "Management Committee" shall mean the committee of the Company, appointed by the Member and established pursuant to
Article 3 of this LLC Agreement.

          (i)  "Member" shall mean any person executing this LLC
Agreement from time to time and as otherwise admitted as a member of the Company.

          (j) "Net Profits" and "Net Losses" means, for each fiscal year, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code
Section 703(a) (for these purposes, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section
2.1(j) shall be added to such taxable income or loss;

               (ii)      Any expenditures of the Company
described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 2.1(j) shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 2.1(g)(ii) or
Section 2.1(g)(iii) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

               (iv)      Gain or loss resulting from any
disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) Depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss shall be determined based upon the property's
Gross Asset Value.

               (vi)      To the extent an adjustment to the
adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
Section 1.704-1 (b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's or Economic Interest Owner's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

               (vii)     Notwithstanding any other provision of
this Section 2.1(j), any items which are specially allocated pursuant to Section 7 hereof shall not be taken into account in computing Net Profits or Net Losses.

     The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section
7 hereof shall be determined by applying rules analogous to those set forth in Sections 2.l(j)(i) through 2.1(j)(iv) above.

          (k) "Operating Costs" shall mean, with respect to any period, all cash expenditures incurred incident to the normal operation of the Company's business and any amounts determined by the Management Committee, from time to time, to be reasonably necessary to provide a reserve for the operations, expenses, debt payments, capital improvements, and contingencies of the Company.

          (l)  [omitted]

          (m) "Person" shall include any individual, trust, estate, corporation, partnership, limited liability company, association or other entity.

          (n) "Proceeds" shall mean, with respect to any period, gross receipts received by the Company from all sources during such period, including, without limitation, all sales, other dispositions, and refinancing of the Company's property, but does not include Capital Contributions as provided for in Article 6 of this LLC Agreement.

          (o) "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

          (p) "Subsidiary" means, with respect to the Company, any Person of which securities or other ownership interests having ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions are at the same time directly owned or indirectly owned by the Company.

          (q) "Unit" shall mean a fraction of an Economic Interest or a Voting Interest, as the case may be, the numerator of which shall be one (1), and the denominator of which shall be the total number of issued and outstanding Units of the Company.

          (r) "Voting Interest" shall mean, with respect to any Member, such Person's ownership of voting rights in the Company (including without limitation the right to appoint representatives to the Management Committee as herein provided), as set forth in this Agreement.

     2.2  Other Definitional Provisions.

          (a) As used in this Agreement, accounting terms not defined in this Agreement shall have the respective meanings given to them under generally accepted accounting principles.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c) Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable.

          (d) Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

          (e) Words not defined herein, but defined in the Limited Liability Agreement of CE shall have the meanings accorded such terms in such agreement.

                           ARTICLE 3
                           MANAGEMENT

     3.1 Management Committee. The business and affairs of the Company shall be controlled and managed exclusively by a Management Committee which, subject to the provisions and limitations contained in this LLC Agreement and any applicable law, shall have the power and authority to take, or cause to be taken, any and all actions necessary and proper to conduct the business affairs of the Company and carry out its duties as described in this LLC Agreement.

          The Management Committee shall consist of four (4) representatives, one (1) of whom shall be appointed by KLT, one
(1) of whom shall be appointed by MTB, one (1) of whom shall be appointed by ELC, and one (1) of whom shall be appointed by Holdings. In the event of the resignation or death of a representative, the vacancy shall be promptly filled by a nominee of the Person who appointed the departing representative. The appointment of each representative on the Management Committee subsequent to the initial representatives named this Section 3.1 shall be evidenced by an appointment, and acceptance of appointment, in a writing delivered to the Company by the Person entitled to appoint such representative. Each representative will serve on the Management Committee at the pleasure of the Person appointing him or her. The Management Committee shall, as of the date of this LLC Agreement, consist of Ronald G. Wasson (appointed by KLT), Gregory J. Orman (appointed by ELC), L. Tim Clemons (appointed by MTB), and Richard M. Zomnir (appointed by Holdings).

          If a member of CE transfers all of its Economic Interests and the transferee thereof is admitted as a member of CE as provided in the LLC Agreement of CE, then the transferee of such Economic Interest shall succeed to such Person=s rights to appoint representatives to the Management Committee as provided in this Section 3.1. In addition, if CE admits any additional member who receives a Series SEL Voting Interest in CE, the number of representatives to the Management Committee shall be increase by one (1) representative and such additional member of CE shall be allowed to appoint such representative.

     3.2 Transactions with Members and Affiliates. The Company may enter into agreements with one or more Members or Affiliates of a Member to provide financing, leasing, management, legal, accounting, architectural, brokerage, development, or other services or to buy, sell, or lease assets to or from the Company ("Affiliate Transactions") with a value of less than five thousand dollars ($5,000), provided that any such agreements and transactions shall be disclosed to the Management Committee and be at rates at least as favorable to the Company as those available from unaffiliated parties. Affiliate Transactions with a value of five thousand dollars ($5,000) or more shall require the express written consent of the Chief Executive Officer, or, if the Chief Executive Officer is an Affiliate in the Affiliate Transaction, the consent required shall be that of the next highest unaffiliated officer. The validity of any transaction, agreement, or payment involving the Company and any Member or Affiliate of a Member otherwise permitted hereunder shall not be affected by reason of the relationship between such Person and the Company or any of its Members.

     3.3 Chairman and Other Officers. A representative on the Management Committee shall serve as the Chairman of the Management Committee and as Chief Executive Officer of the Company. The initial Chairman of the Management Committee and Chief Executive Officer of the Company shall be Richard M. Zomnir. The Chief Executive Officer shall have those duties and responsibilities as are outlined in Section 3.14 hereof. The Company shall have such other officers as may be appointed by the Management Committee, or in the absence of such appointment, as designated by the Chairman of the Management Committee. The Chairman of the Management Committee shall preside at all meetings of the Management Committee, and shall have such other duties and responsibilities as may be assigned by the Management Committee from time to time.

     3.4 Meetings. The Management Committee shall have quarterly meetings within eight weeks after the end of each fiscal quarter. Meetings of the Management Committee may be called by either the Chairman of the Management Committee, or by another representative on the Management Committee, by written notice designating the time and place of the meeting sent to each representative not fewer than five (5) nor more than ten (10) days before the date of the meeting to the address of the Member appointing such representative. If no place is designated, then the meeting shall be held at the Company's principal place of business. If all of the representatives to the Management Committee meet at any time and place, the meeting shall be valid without call or notice and any lawful action may be taken at such meeting.

     3.5 Quorum. The presence of three representatives of the Management Committee at such meeting shall constitute a quorum at any duly called meeting of the Management Committee.

     3.6 Voting. Each representative on the Management Committee shall be entitled to an equal vote upon each matter submitted or required to be submitted to a vote at a meeting of the Management Committee. An affirmative vote of three representatives shall be required to approve the action to be taken by the Management Committee, except for matters requiring a unanimous vote set forth in Section 3.12.

     3.7 Action Without A Meeting. Any action which is required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, is signed by each of the representatives to the Management Committee entitled to vote on such matter and filed with the Company.

     3.8 Telephone Meetings. Representatives of the Management Committee may participate in a meeting of the Management Committee by means of conference telephone or other similar communication equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting in this manner constitutes presence in person at the meeting.

     3.9 Waiver of Notice. Whenever any notice is required to be given to any representative to the Management Committee, a waiver of the notice in writing signed by the person entitled to the notice, whether before, at or after the time stated therein, and delivered to the Company for inclusion in the minutes or filing with the Company's records, shall be deemed equivalent to the giving of such notice.

     3.10 Salary and Expenses. Representatives serving on the Management Committee, as such, shall not receive any stated salary for their services on the Management Committee, but by resolution of the Management Committee may receive reimbursement of expenses of attendance at each meeting of the Management Committee.

     3.11 Operating Budgets. No later than sixty (60) days prior to the end of the then current fiscal year, the Management Committee shall review and adopt annual operating budgets for the Company. No action or failure to act which would constitute a material change from any general and administrative expense or capital item in the budget shall be made or caused by the Company without the prior affirmative vote or consent of the Management Committee. Each budget shall include the following:

          (a) A narrative description of any activities proposed to be undertaken during the period subject of such budget;

          (b) A projected annual income statement (accrual basis) for such period;

          (c) A projected balance sheet as of the end of the period;

          (d) A schedule of projected cash flow (including itemized operating revenues, costs, and expenses) for such period; and

          (e) A description of any proposed investments and capital expenditures, including projected dates for commencement and completion of the foregoing, as well as the description of any contemplated or existing financing activities for such period.

     3.12 Matters Requiring Unanimous Approval of the Management
Committee. All of the representatives of the Management Committee shall have to approve any of the following:

          (a) Amend this LLC Agreement or admit any new Member or issue any additional Economic Interests;

          (b) Take any action or fail to take any action in contravention of this LLC Agreement;

          (c) Make or cause the Company to become a party to any contract or commitment, or renew, extend, amend or modify any contract or commitment, with a Member or an Affiliate of a Member, except as expressly permitted by this LLC Agreement;

          (d) Dissolve and wind up the business of the Company or the taking of any corporate or other action by or on behalf of the Company in furtherance of the foregoing (except as contemplated in Section 3.13);

          (g) Assume, incur, or guarantee or become liable for any indebtedness or borrowed money on behalf of the Company if such indebtedness or borrowed money is recourse to any of the Members; or


     3.13 Powers of the Management Committee. In addition to that contemplated above, the Management Committee shall have the power to do the following upon the affirmative vote of three representatives of the Management Committee, without the consent of the Members:

          (a) Merge or consolidate or agree to merge or consolidate the Company with or into any other entity;

          (b)  Approve any non-budgeted expenditure;

          (c) Make an acquisition of, or investment in, any business enterprise or venture;

          (d) Assume, incur or guarantee or become liable for any indebtedness or borrowed money on behalf of the Company;

          (e) Review and adopt all operating and other budgets of the Company;

          (f) Sell, exchange, lease, mortgage, pledge or otherwise dispose of all or a substantial portion of the property and assets of the Company in a single transaction or series of related transactions;

          (g) File any registration statement or any amendments thereto with the Securities and Exchange Commission ("SEC") registering any of the Voting Interests, Economic Interests or other securities of the Company or file or prepare a prospectus in accordance with Rule 424(b) as promulgated by the SEC:

          (h) Transact any business other than that which is consistent with the purpose and business of the Company as described in Section 1.3 above;

          (i)  Make any distributions to the Members or Economic
Interest Owners, except as otherwise provided in this LLC
Agreement;

          (j) The partition of any assets of the Company or any distribution of any assets of the Company;

          (k) Increase the salary of an Affiliate of any member of CE; and

          (l)  Take such other actions specified in this LLC
Agreement as requiring the consent or approval of the Management
Committee.

     3.14 Duties of Chief Executive Officer. The Chief Executive Officer shall be responsible for the management of the day to day business and affairs of the Company in accordance with the annual budgets adopted by the Management Committee and as otherwise directed by the Management Committee from time to time. Any decision or act of the Chief Executive Officer within the scope of the Chief Executive Officer's authority granted hereunder shall control and bind the Company. The Chief Executive Officer may, at his sole discretion, delegate his duties and responsibilities hereunder to other officers of the Company. Except as set forth in Sections 3.12 and 3.13 above, the Chief Executive Officer shall have the power to do the following, without the consent of the Members or the Management Committee:

          (a) Control of the day-to-day operations of the Company;

          (b) Carrying out and affecting all directions of the Management Committee;

          (c) Providing for the accounting function for the Company;

          (d) Applying for and obtaining all appropriate insurance coverage;

          (e) Temporary investment of the Company's funds and short-term investments providing for appropriate safety of principal;

          (f) Engaging in any kind of activity and performing and carrying out all contracts of any kind necessary to, in connection with or incidental to the accomplishment of the purposes and business of the Company, so long as said activities and contracts are in the ordinary course of business;

          (g) Negotiate, execute and perform all agreements, and exercise all rights and remedies of the Company in connection with the foregoing; and

          (h) Providing quarterly and annual budgets, and operating and financial reports to the Management Committee.

     3.15 Removal or Resignation of Chief Executive Officer. The Management Committee, by a majority vote thereof, may remove the Chief Executive Officer, in its sole and absolute discretion if, at any time or from time to time, it becomes dissatisfied with the Chief Executive Officer's performance under this Agreement (regardless of whether such dissatisfaction shall constitute legal "cause" for termination). A Person who has been removed as Chief Executive Officer shall continue to be a Member or Economic Interest Owner for all other purposes of this Agreement, if the Chief Executive Officer is also a Member or Economic Interest Owner in the Company.

          The Chief Executive Officer of the Company may resign at any time by giving sixty (60) days advance written notice to each of the representatives to the Management Committee. The resignation of a Chief Executive Officer shall take effect sixty
(60) days from the date of the notice or at such later time as shall be specified in the notice and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Chief Executive Officer who is also a Member or Economic Interest Owner shall not affect the Chief Executive Officer's rights as a Member or Economic Interest Owner and shall not constitute a withdrawal of the Member or Economic Interest Owner from the Company.

     3.16 Compensation of Chief Executive Officer. The compensation of the Chief Executive Officer shall be fixed from time to time by the Management Committee, and no Chief Executive Officer shall be prevented from receiving any such compensation because the Chief Executive Officer is also a Member or Economic Interest Owner of the Company.

     3.17 Restrictions on the Members. No Member or Economic
Interest Owner individually shall have the authority to do any binding act on behalf of the Company without the approval of the Management Committee as provided in this LLC Agreement.

                           ARTICLE 4
               RIGHTS AND OBLIGATIONS OF MEMBERS

     4.1  Limitation of Liability. Each Member's and Economic
Interest Owner's liability shall be limited as set forth in this LLC Agreement, the Delaware Act and other applicable law.

     4.2 Company Liabilities. A Member or Economic Interest Owner will not be personally liable for any debts or losses of the Company beyond the Member's or Economic Interest Owner's respective capital contributions and any obligation of the Members and Economic Interest Owners to make additional Capital Contributions as provided in this LLC Agreement, except as required by law.

     4.3 Priority and Return of Capital. Except as otherwise expressly provided in this LLC Agreement, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either for the return of Capital Contributions or for Net Profits, Net Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

     4.4 Liability of a Member or Economic Interest Owner to the Company. A Member or Economic Interest Owner who rightfully receives a return in whole or in part of its Capital Contribution is liable to the Company only to the extent now or hereafter provided by the Delaware Act.

     4.5 Independent Activities. Except as may otherwise be agreed upon in writing between the Company and a Member or Economic Interest Owner, each Member, Economic Interest Owner and Management Committee representative shall be required to devote only such time to the affairs of the Company as such Member, Economic Interest Owner and Management Committee representative determines in its sole discretion, and each such Member, Economic Interest Owner and Management Committee representative shall be free to serve any other Person in any capacity that it may deem appropriate in its discretion; provided, however, that no Member, Economic Interest Owner or Management Committee representative shall either directly or indirectly engage in any activities which in any way concern or are related to the license, sale, provision, use or marketing of products, services or activities which are licensed, sold, provided, used or marketed by the Company, or which activities otherwise are competitive with the Company or otherwise, without first acquiring the written approval of each of the representatives of the Management Committee not appointed by the Member or Economic Interest Owner requesting or requiring such approval.

                           ARTICLE 5
                      MEETINGS OF MEMBERS

     5.1 Annual Meeting. The Member shall not hold any meetings, since the Company shall act solely through the Management
Committee.

                           ARTICLE 6
                     CAPITAL CONTRIBUTIONS

     6.1 Initial Capital Contributions. A Capital Account shall be maintained for each Member as provided in Section 2.1(b) above, which shall include the initial Capital Contribution of each Member as set forth on Exhibit A, attached hereto. The number of Units of Percentage Interest of each Member shall be as also set forth in Exhibit A. No Member shall have any interest or rights in the capital contributed by any other Member.

     6.2 Additional Capital Contributions. The Member and the Management Committee recognize that the Company may require additional capital from time to time in order to accomplish the purposes and the business for which the Company is formed. If the Member determines to make an Additional Capital Contribution to the Company pursuant to Section 6.2.2 of the CE Limited Liability Company Agreement, the Member shall make a contribution to the Capital of the Company in the amount of such Additional Capital Contribution made to CE pursuant to such Section.

     6.3 Capital Accounts of Members. The amount of any additional Capital Contribution made by any Member or Economic
Interest Owner shall be added to the Capital Account of such contributing Member or Economic Interest Owner.

     6.4 Interest and Other Amounts. No Member or Economic Interest Owner shall receive any interest, salary, or drawing with respect to its Capital Contributions or its Capital Account or for services rendered to or on behalf of the Company or otherwise in its capacity as a Member or Economic Interest Owner, except as otherwise provided in this LLC Agreement or other agreement approved and ratified by all of the Members between the Company and such Member or Economic Interest Owner.

     6.5 Amendment of Documents. Except as provided above or pursuant to a Member's or Economic Interest Owner's acquisition of an additional Economic Interest as permitted under this LLC Agreement, any adjustments in Percentage Interests shall be effectuated by amending this LLC Agreement and the execution and filing of any other documents required by the Delaware Act.

     6.6 Withdrawal of Capital Contribution. Except as otherwise provided in this LLC Agreement, the affirmative vote or consent of all of the Members shall be required to modify, compromise or release the amount and/or character of a Member's or Economic Interest Owner's Capital Contribution, or any promise made by a Member as consideration for the acquisition of an interest in the Company. Under circumstances requiring the return of any Capital Contribution, no Member or Economic Interest Owner shall have the right to receive any property of the Company, other than cash, except as may be specifically provided herein.

     6.7 Loans of Members. A Member or Economic Interest Owner may loan cash or other property to the Company, should additional funds be required, upon such terms as all of the Members shall agree by affirmative vote or consent. Loans by any Member or Economic Interest Owner to the Company shall not be considered as contributions to the capital of the Company. Except as otherwise provided in this LLC Agreement, none of the Members or Economic Interest Owners shall be obligated to make any loan or advance to the Company.


                           ARTICLE 7
                          ALLOCATIONS

     7.1 Net Profits and Net Losses. Net Profits and Net Losses for any fiscal year shall be allocated to the Member.

                           ARTICLE 8
               ACCOUNTING. DISTRIBUTIONS AND TAXES

     8.1 Distribution of Cash. If the Management Committee determines that the Company has adequate available cash (taking into account its current and anticipated future cash needs), the Company shall make cash distributions to CE in the amount determined by the Management Committee, which amounts shall be distributed by CE pursuant to Section 8.1 of the CE Limited Liability Company Agreement. Notwithstanding the foregoing, the Management Committee shall make, within forty five (45) days after the close of each quarter of each fiscal year, cash distributions to the Members and Economic Interest Owners in an amount equal to forty five percent (45%) of the Net Profits of the Company (or such greater amount as may be determined upon the affirmative vote of the Management Committee or required to pay any "accrued Flow-Through Tax Liability" attributed to the Members or Economic Interest Owners of the Company or the Members of CE holding Series SEL Economic Interests).

     Further, notwithstanding the foregoing, no distributions shall be made unless, after distribution is made, the assets of the Company are in excess of its liabilities, except amounts payable to Members or Economic Interest Owners on account of Capital Contributions.

     8.2 Accounting. The fiscal and tax year of the Company shall be the calendar year. For tax purposes, the records of the Company shall be maintained on an accrual method of accounting. The books of account of the Company shall be kept and maintained at all times at the principal place of business of the Company or such other location as determined by the Management Committee. Each Member shall have the right at all reasonable times during usual business hours to audit, examine and make copies of or extracts from the books of account of the Company, and a list of the names and addresses of all of the Members and Economic Interest Owners. Such right may be exercised through any agent of such Member. Each Member shall bear all expenses incurred in any examination made for its account.

     As soon as reasonably practicable after the end of each calendar month, the Chief Executive Officer shall furnish each Member and Economic Interest Owner with an interim unaudited balance sheet of the Company as of the last day of such calendar month, an unaudited statement of profit or loss of the Company for such calendar month, and an unaudited statement of cash receipts and disbursements for such calendar month, each prepared in accordance with generally accepted accounting principles. As soon as reasonably practicable after the end of each fiscal and tax year, the Chief Executive Officer shall furnish each Member and Economic Interest Owner with: (i) a balance sheet of the Company as of the last day of such fiscal or tax year, a statement of profit or loss of the Company for such year, and a statement of cash receipts and disbursements, each prepared in accordance with generally accepted accounting principles and audited by the Company's independent certified public accountants; and (ii) a copy of the federal income tax return (if applicable) of the Company.

                           ARTICLE 9
      TERM. TERMINATION. AND DISTRIBUTION UPON LIQUIDATION

     9.1 Term. The term of the Company was commenced on the date the Certificate of Formation for the Company was filed in the Office of the Delaware Secretary of State in accordance with the Delaware Act and shall continue until January 31, 2049 unless earlier dissolved by the unanimous written consent of all of the Members, or the provisions of the Certificate of Formation this LLC Agreement or the Delaware Act.

     9.2 Events of Dissolution. Unless the continuation of the Company's business is approved by the affirmative vote or consent of all of the remaining Members within ninety (90) days of an event of withdrawal, the Company shall immediately dissolve upon an event of withdrawal. An event of withdrawal shall include:

          (a)  January 31, 2049;

          (b) The affirmative vote or consent by all of the Members to dissolve, wind up and liquidate the Company; or

          (c) The happening of any other event that makes it unlawful or impossible to carry on the business of the Company.

     9.3 Cessation of Business. In the event of the occurrence of any event effecting the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until the Chairman has filed a certificate of cancellation in the office of Delaware Secretary of State or until a decree terminating the Company has been entered by a court of competent jurisdiction.

     9.4 Winding Up, Liquidation and Distribution of Assets. Upon dissolution, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution and the Chairman shall immediately proceed to wind up the affairs of the Company. If the Company is dissolved and its affairs are to be wound up, the Chairman shall:

          (a) Collect and sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent a Majority in Interest may determine to distribute any assets to the Members and Economic Interest Owners in kind);

          (b) Allocate any Net Profits or Net Losses resulting from such sale or other disposition of the Company's assets to the Members' and Economic Interest Owners' Capital Accounts in accordance with Section 2.1(b) above;

          (c) Discharge all debts, liabilities and obligations of the Company, including those to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than debts, liabilities and obligations to Members and Economic Interest Owners for distributions, and establish such reserves as the Management Committee may deem reasonably necessary to provide for contingencies or liabilities of the Company (for purposes of determining the Capital Accounts of the Members and Economic Interest Owners, the amounts of such reserves shall be deemed to be an expense of the Company);

          (d) Distribute the remaining assets to the Member either in cash or in kind, with any assets distributed in kind being valued for this purpose at their fair market value.

          (e) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated; and

          (f) The remaining Members shall comply with any applicable requirements of the Delaware Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     9.5 Certificate of Cancellation. When all debts, liabilities, and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining assets have been distributed to the Members and Economic Interest Owners, the Chairman shall execute a certificate of cancellation setting forth the information required by the Delaware Act and shall be delivered to the Delaware Secretary of State.

     9.6 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this LLC Agreement, upon dissolution, each Member and Economic Interest Owner shall look solely to the assets of the Company for the return of its Capital Contributions. If the Company assets remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of the Members and Economic Interest Owners, the Members and Economic Interest Owners shall have no recourse against any other Member or Economic Interest Owner.

                           ARTICLE 10
                    MISCELLANEOUS PROVISIONS

     10.1 Waiver of Right of Partition. It is specifically agreed that no Member or Economic Interest Owner shall have the right to ask for partition of the assets owned or hereafter acquired by the Company, nor shall any such Member or Economic Interest Owner have the right to any specific assets of the Company on the liquidation or winding up of the Company, except upon the affirmative vote or consent of all Members.

     10.2 Notices. Except as otherwise provided in this LLC Agreement, any notice required or permitted herein shall be in writing and shall be deemed to have been delivered, whether actually received or not, two (2) calendar days after being deposited in the United States mail, by registered mail, return receipt requested, postage prepaid, addressed to the party entitled thereto at the last address of such party provided by such party to the Company. Any notice to the Company shall be sent to the Company's principal place of business.

     10.3 Governing Law. This LLC Agreement has been made and executed in accordance with the Delaware Act and is to be construed, enforced, and governed in accordance therewith and with the laws of the State of Delaware. The parties agree that all actions or proceedings arising directly or indirectly from this LLC Agreement shall be commenced and litigated only in the District Court of Johnson County, Kansas, or the United States District Court for the District of Kansas, located in Kansas City, Kansas. The parties hereby consent to the jurisdiction over them of the District Court of Johnson County, Kansas, or the United States District Court for the District of Kansas, in all actions or proceedings arising directly or indirectly from this LLC Agreement.

     10.4 Entire Agreement. Except as otherwise provided herein, this LLC Agreement together with the recitals and Exhibits hereto, each of which are incorporated herein by this reference, constitutes the entire agreement among the Members on the subject matter hereof and may not be changed, modified, amended, or supplemented except in writing, signed by all of the Members and consented to by all of the holders of the Series SEL Voting Interests in CE. All other oral or written agreements, promises, and arrangements in relation to the subject matter of this LLC Agreement are hereby rescinded.

     10.5 Binding Agreement. Subject to the restrictions and encumbrances set forth herein, the terms and provisions of this LLC Agreement shall be binding upon, be enforceable by and inure; to the benefit of the Members, Economic Interest Owners and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

     10.6 Interpretation. The descriptive headings contained in this LLC Agreement are for convenience only and are not intended to define the subject matter of the provisions of this LLC
Agreement and shall not be resorted to for interpretation thereof.

     10.7 Severability. If any provision of this LLC Agreement or the application thereof to any individual or entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this LLC Agreement and the application of such provisions to other individuals or entities or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     10.8 Waiver. No consent or waiver, express or implied, by any Member or Economic Interest Owner to or of any breach or default by any other Member or Economic Interest Owner in the performance by such other Member or Economic Interest Owner of its obligations under this LLC Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member or Economic Interest Owner of the same or any other obligations hereunder. The failure on the part of any Member or Economic Interest Owner to complain of any act or failure to act of any of the other Members or Economic Interest Owners or to declare any of the other Members or Economic Interest Owners in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member or Economic Interest Owner of its rights under this LLC Agreement.

     10.9 Equitable Remedies. The rights and remedies of any of the Members or Economic Interest Owners hereunder shall not be mutually exclusive. Each of the Members and Economic Interest Owners confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this LLC Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member or Economic Interest Owners aggrieved as against a party for a breach or threatened breach of any provision hereof; it being the intention hereof to make clear the agreement of the Members and Economic Interest Owners that the respective rights and obligations of the Members and Economic Interest Owners hereunder shall be enforceable in equity as well as at law or otherwise.

     10.10 Attorney's Fees. In the event of a default by a Member or Economic Interest Owner under this LLC Agreement, the non-defaulting Members and Economic Interest Owners shall be entitled to recover all costs and expenses, including attorney's fees, incurred as a result of said default or in connection with the enforcement of this LLC Agreement.

     10.11 Counterparts. This LLC Agreement may be executed in two (2) or more counterparts, all of which taken together shall constitute one (1) instrument.

     10.12 Saving Clause. In the event any provision of this LLC
Agreement shall be, or shall be found to be, contrary to the Delaware Act, such provision shall be deemed amended so as to conform with such Act.

     10.13 Further Documentation. Each of the parties hereto agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this LLC Agreement.

     10.14 Incorporation of Recitals. The preamble and recitals to this LLC Agreement are hereby incorporated by reference and made an integral part hereof.

     10.15 Indemnification. The Company shall indemnify any Member, representative on the Management Committee, Chairman or officer of the Company (each referred to as an "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, arbitration, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such Indemnified Party is or was a Member, representative on the Management Committee, Chairman or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such action, arbitration, suit or proceeding, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such action, arbitration, suit or proceeding, including any appeal thereof, if such Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Party's conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Party shall have been adjudged to be liable for gross negligence or gross misconduct in the performance of such Indemnified Party's duty to the Company unless and only to the extent that the court or arbitration in which the action, arbitration or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnity for such expenses which the court or arbitration shall deem proper. The termination of any action, arbitration, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not act in good faith and in a manner which such Indemnified Party reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Party's conduct was unlawful.

     IN WITNESS WHEREOF, the parties hereto have signed this LLC
Agreement on the date first above written.

                       Custom Energy Holdings, L.L.C.
                       a Delaware limited liability company



                       By: /s/Gregory J. Orman
                       Name:
                       Title:


                       Strategic Energy, L.L.C.
                       a Delaware limited liability
                       company


                       By: /s/Richard Zomnir
                       Name:  Richard Zomnir
                       Title: CEO & Pres.


Consented to by the holders of
Series SEL Voting Interests:

SE Holdings, L.L.C.,
a Delaware limited liability company

By: /s/Richard Zomnir
Name:  Richard Zomnir
Title: CEO & Pres.


KLT Energy Services Inc.,
a Missouri corporation

By:  /s/Mark G. English
Name:   Mark G. English
Title:  Secretary


MTB Energy, Inc.,
a Missouri corporation

By: /s/Tim Clemons
Name:  Tim Clemons
Title: President


Environmental Lighting Concepts, Inc.,
a Minnesota corporation

By: /s/Mark R. Schroeder
Name:  Mark R. Schroeder
Title: President


                            EXHIBIT A


 LIMITED LIABILITY COMPANY AGREEMENT OF STRATEGIC ENERGY, L.L.C.


                         Description and          Number of Units
                      Fair Market Value of               of
                         Initial Capital        Economic and Voting
Name                      Contribution               Interests
----------------    ----------------------      -------------------
Custom Energy       $                                10,000,000
Holdings, L.L.C.


      TOTAL         $                                10,000,000

           AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
              LIMITED LIABILITY COMPANY AGREEMENT
                               OF
                    STRATEGIC ENERGY, L.L.C.


     This Amendment No. 1 (the "Amendment") to the Amended and Restated Limited Liability Company Agreement of Strategic Energy, L.L.C. dated as of December 31, 1999 (the "LLC Agreement") is made and entered into this 27th day of April, 2001, by and between Custom Energy Holdings, L.L.C., a Delaware limited liability company ("CE" or the "Member") and Strategic Energy, L.L.C., a Delaware limited liability company (the "Company").

     Whereas, MTB Energy, Inc., a Missouri corporation, has agreed to transfer and exchange all of its Series SEL Economic Interest and Series SEL Voting Interest (as those terms are defined in the Amended and Restated Limited Liability Company Agreement of Custom Energy Holdings, L.L.C., dated as of December 31, 1999) in CE to KLT Energy Services Inc., and

     Whereas, the Member and the Company wish to make certain amendments to the LLC Agreement to reflect the effects of this transfer and exchange, as set forth in this Amendment, to be effective as of the closing date of said transfer and exchange of Interests.

     Now, therefore, in consideration of the mutual covenants and benefits set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The second paragraph of Section 3.1 of the LLC Agreement is deleted and the following paragraph inserted in lieu thereof:

          The Management Committee shall consist of four (4) representatives, two (2) of whom shall be appointed by KLT, one (1) of whom shall be appointed by ELC, and one
          (1) of whom shall be appointed by Holdings. In the event of the resignation or death of a representative, the vacancy shall be promptly filled by a nominee of the Person who appointed the departing representative. The appointment of each representative on the Management Committee subsequent to the initial representatives named in this Section 3.1 shall be evidenced by an appointment, and acceptance of appointment, in a writing delivered to the Company by the Person entitled to appoint such representative. Each representative will serve on the Management Committee at the pleasure of the Person appointing him or her. The Management Committee shall, as of the effective date of this Amendment No. 1, consist of P. Jay Schliesman and Gregory J. Orman (appointed by KLT), Mark R. Schroeder (appointed by ELC) and Richard M. Zomnir (appointed by Holdings).

2.  Section 3.5 of the LLC Agreement is deleted and the following section inserted in lieu thereof:

          3.5. Quorum. The presence of representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting Interest shall constitute a quorum at any duly called meeting of the Management Committee.

3.  Section 3.6 of the LLC Agreement is deleted and the following section inserted in lieu thereof:

          3.6. Voting. Each representative on the Management Committee shall be entitled to a vote upon each matter submitted or required to be submitted to a vote at a meeting of the Management Committee in proportion to the percentage of Units of Series SEL Voting Interest held by the Person appointing such representative. An affirmative vote of the representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting Interest shall be required to approve the action to be taken by the Management Committee, except for matters requiring a unanimous vote set forth in Section 3.12.

4. The first paragraph of Section 3.13 of the LLC Agreement is deleted and the following paragraph inserted in lieu thereof:

          3.13 Powers of the Management Committee. In addition to that contemplated above, the Management Committee shall have the power to do the following upon the affirmative vote of the representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting Interest, without the consent of the Members:

5. The first sentence of Section 3.15 of the LLC Agreement is deleted and the following sentence inserted in lieu thereof:

          The Management Committee, by an affirmative vote of the representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting Interest, may remove the Chief Executive Officer, in its sole and absolute discretion if, at any time or from time to time, it becomes dissatisfied with the Chief Executive Officer's performance under this Agreement (regardless of whether such dissatisfaction shall constitute legal "cause" for termination).

6. This Amendment No. 1 will automatically become effective as of the closing date of the transfer and exchange of Interests pursuant to that certain Exchange Agreement between KLT Energy Services Inc. and MTB Energy, Inc., dated effective as of January 1, 2001.

                    [signature page follows]

     In witness whereof, the parties hereto have signed this Amendment on the date first above written.

                                   Custom Energy Holdings,
                                   L.L.C.,
                                   a Delaware limited liability
                                   company

                                   By:/s/Gregory J. Orman
                                   Gregory J. Orman, President
                                   and Chief Executive Officer

                                   Strategic Energy, L.L.C.,
                                   a Delaware limited liability
                                   company

                                   By: /s/Richard M. Zomnir
                                   Richard M. Zomnir, President
                                   and Chief Executive Officer


Consented to by the holders of
Series SEL Voting Interests:

SE Holdings, L.L.C.,
a Delaware limited liability company

By: /s/Richard M. Zomnir
Name: _______________________
Title: ______________________


KLT Energy Services Inc.,
a Missouri corporation

By: /s/Frank R. Clark
Frank R. Clark, Treasurer


Environmental Lighting Concepts, Inc.,
a Minnesota corporation

By: /s/Mark R. Schroeder
Mark R. Schroeder, President


MTB Energy, Inc.

By: /s/L. Tim Clemons
L. Tim Clemons, CEO

     AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
        LIMITED LIABILITY COMPANY AGREEMENT
                 OF
          STRATEGIC ENERGY, L.L.C.

     This Amendment No. 1 (the "Amendment") to the
Amended and Restated Limited Liability Company
Agreement of Strategic Energy, L.L.C. dated as of December 31, 1999 (the "LLC Agreement") is made and entered into this 27th day of April, 2001, by and between Custom Energy Holdings, L.L.C., a Delaware limited liability company ("CE" or the "Member") and Strategic Energy, L.L.C., a Delaware limited liability company (the "Company").

     Whereas, MTB Energy, Inc., a Missouri corporation, has agreed to transfer and exchange all of its Series
SEL Economic Interest and Series SEL Voting Interest
(as those terms are defined in the Amended and Restated
Limited Liability Company Agreement of Custom Energy
Holdings, L.L.C., dated as of December 31, 1999) in CE to KLT Energy Services Inc., and

     Whereas, the Member and the Company wish to make certain amendments to the LLC Agreement to reflect the effects of this transfer and exchange, as set forth in this Amendment, to be effective as of the closing date of said transfer and exchange of Interests.

     Now, therefore, in consideration of the mutual covenants and benefits set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   The second paragraph of Section 3.1 of the LLC
Agreement is deleted and the following paragraph inserted in lieu thereof:

     The Management Committee shall consist of four (4) representatives, two (2) of whom shall be appointed by KLT, one (1) of whom shall be appointed by ELC, and one (1) of whom shall be appointed by Holdings. In the event of the resignation or death of a representative, the vacancy shall be promptly filled by a nominee of the Person who appointed the departing representative. The appointment of each representative on the Management Committee subsequent to the initial representatives named in this Section 3.1 shall be evidenced by an appointment, and acceptance of appointment, in a writing delivered to the Company by the Person entitled to appoint such representative. Each representative will serve on the Management
     Committee at the pleasure of the Person appointing him or her. The Management Committee shall, as of the effective date of this Amendment No. 1, consist of P. Jay Schliesman and Gregory J. Orman
     (appointed by KLT), Mark R. Schoeder (appointed by
     ELC) and Richard M. Zomnir (appointed by
     Holdings).

2. Section 3.5 of the LLC Agreement is deleted and the following section inserted in lieu thereof:

     3.5 Quorum. The presence of representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting
     Interest shall constitute a quorum at any duly called meeting of the Management Committee.

3. Section 3.6 of the LLC Agreement is deleted and the following section inserted in lieu thereof:

     3.6  Voting.  Each representative on the
     Management Committee shall be entitled to a vote upon each matter submitted or required to be submitted to a vote at a meeting of the Management
     Committee in proportion to the percentage of Units of Series SEL Voting Interest held by the Person appointing such representative. An affirmative vote of the representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting Interest shall be required to approve the action to be taken by the Management
     Committee, except for matters requiring a unanimous vote set forth in Section 3.12.

4.   The first paragraph of Section 3.13 of the LLC
Agreement is deleted and the following paragraph inserted in lieu thereof:

     3.13 Powers of the Management Committee. In addition to that contemplated above, the Management Committee shall have the power to do the following upon the affirmative vote of the representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL
     Voting Interest, without the consent of the
     Members:

5.   The first sentence of Section 3.15 of the LLC
Agreement is deleted and the following sentence inserted in lieu thereof:

     The Management Committee, by an affirmative vote of the representatives appointed by Persons holding, in aggregate, a majority of the Units of Series SEL Voting Interest, may remove the Chief
     Executive Officer, in its sole and absolute discretion if, at any time or from time to time, it becomes dissatisfied with the Chief Executive
     Officer's performance under this Agreement
     (regardless of whether such dissatisfaction shall constitute legal "cause" for termination).

6. This Amendment No. 1 will automatically become effective as of the closing date of the transfer and exchange of Interests pursuant to that certain Exchange
Agreement between KLT Energy Services Inc. and MTB
Energy, Inc., dated effective as of January 1, 2001.

               [signature page follows]


     In witness whereof, the parties hereto have signed this Amendment on the date first above written.

               Custom Energy Holdings, L.L.C.,
               a Delaware limited liability company

               By:/s/Gregory J. Orman
               Gregory J. Orman, President and Chief
               Executive Officer

               Strategic Energy, L.L.C.,
               a Delaware limited liability company

               By:/s/Richard M. Zomnir
               Richard M. Zomnir, President and Chief
               Executive Officer


Consented to by the holders of
Series SEL Voting Interests:

SE Holdings, L.L.C.,
a Delaware limited liability company

By:/s/Richard M. Zomnir

KLT Energy Services Inc.,
a Missouri corporation

By:/s/Frank R. Clark
Frank R. Clark, Treasurer

Environmental Lighting Concepts, Inc.,
a Minnesota corporation

By:/s/Mark R. Schroeder
Mark R. Schroeder, President